UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

Escalera Resources Co.

(Exact name of registrant as specified in its charter)

Maryland	001-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Double Eagle Petroleum Co.

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on June 17, 2014, the results of the balloting were as follows:

1.	ELECTION OF THE FOLLOWING DIRECTORS AS MEMBERS OF OUR BOARD OF DIRECTORS FOR ONE YEAR TERMS TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2015:

	For	Withheld	Abstain	Non-votes
Neil Bush	5,751,477	362,121	13,205	4,552,395
Charles Chambers	5,755,468	262,833	108,502	4,552,395
Roy Cohee	5,588,934	457,362	80,507	4,552,395
Richard Dole	5,304,406	608,237	214,160	4,552,395
Brent Hathaway	5,682,803	429,840	14,160	4,552,395
Susan G. Reeves	5,772,555	312,005	42,243	4,552,395
Taylor Simonton	5,714,868	369,372	42,563	4,552,395

2.	RESOLVED, THAT THE COMPANY’S STOCKHOLDERS APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE EXECUTIVE COMPENSATION, THE SUMMARY COMPENSATION TABLE AND THE OTHER RELATED TABLES AND DISCLOSURE.

For	Withheld	Abstain	Non-votes
5,707,662	378,092	41,049	4,552,395

3.	APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2010 STOCK INCENTIVE PLAN

For	Withheld	Abstain	Non-votes
5,700,953	357,283	68,567	4,552,395

4.	RATIFY THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

For	Withheld	Abstain
10,443,470	196,362	39,366

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESCALERA RESOURCES CO.

Date: June 23, 2014	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary